                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Borg Warner Security Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                       BORG-WARNER SECURITY CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                              Chicago, Illinois
                                                                 March 15, 1996

To the Stockholders:

The Annual Meeting of Stockholders of Borg-Warner Security Corporation will be held on Tuesday, April 16, 1996, at 10:00 a.m. at the Company's headquarters located at 200 South Michigan Avenue, Chicago, Illinois, for the following purposes:

  1. To elect two directors for a term expiring in 1997 and three directors for a term expiring in 1999;

  2. To amend the Company's 1993 Stock Incentive Plan;

  3. To adopt the Company's Performance Share Plan;

  4. To ratify the designation of Deloitte & Touche LLP as independent auditors for the Company for 1996; and

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of shares of Common Stock at the close of business on March 5, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors

                                          EDWIN L. LEWIS III
                                          Secretary

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOUR VOTE IS IMPORTANT.

                       BORG-WARNER SECURITY CORPORATION
                           200 SOUTH MICHIGAN AVENUE
                            CHICAGO, ILLINOIS 60604

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                March 15, 1996

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Borg-Warner Security Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on April 16, 1996 at the Company's headquarters, 200 South Michigan Avenue, Chicago, Illinois. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 15, 1996. The Company's Annual Report for the year ended December 31, 1995 is enclosed.

  Only stockholders of record at the close of business on March 5, 1996 will be entitled to vote at the meeting. As of such date, there were 22,446,100 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Holders of the Company's Series I Non-Voting Common Stock are not entitled to notice of, or to vote at, the Annual Meeting.

  The enclosed proxy, if properly signed and returned, will be voted in accordance with its terms. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. A proxy may be revoked at any time before the vote is taken by delivering to the Secretary of the Company written revocation, a proxy bearing a later date, or by attending and voting at the Annual Meeting.

  The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their out-of-pocket expenses.

  Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. Unless otherwise indicated herein, the election inspectors will treat abstentions and votes withheld as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

1. ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three classes. Two nominees are to be elected for the remaining one year of a term expiring in 1997 and three nominees are to be elected at this meeting to serve for a term of three years expiring in 1999. The nominees are Messrs. Arthur F. Golden and Andrew McNally IV for a term expiring in 1997 and Messrs. Robert A. McCabe, Alexis P. Michas and Donald C. Trauscht for a term expiring in 1999. Messrs. Golden and McNally were elected by the Board of Directors on February 6, 1996. All other nominees have previously been elected by the stockholders. Each of the nominees has agreed to serve if elected; however, in the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card. A plurality of votes of shares of Common Stock present in person or by proxy at the meeting is required to elect a director and votes withheld and broker non-votes will have no effect on the outcome of the election.

  The following table sets forth as of March 5, 1996, with respect to each nominee and each director continuing to serve, his name, age, principal occupation, the year in which he first became a director of the Company and directorships in other corporations.

Nominees for a term expiring in 1997

          NAME          AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
          ----          ---        --------------------------------------
                         49 Partner of Davis Polk & Wardwell, a law firm, since
 Arthur F. Golden           1978. Mr. Golden is also a director of ESCO
 1996                       Electronics Corporation.
 Andrew McNally IV       56 Chairman and Chief Executive Officer since 1993 and
 1996                       President and Chief Executive Officer from 1978 to
                            1993 of Rand McNally, a printing, publishing and
                            map making company. Mr. McNally is also a director
                            of Hubbell Incorporated, Mercury Finance Co.,
                            Morgan Stanley Funds and Zenith Electronics
                            Corporation.

 Nominees for a term expiring in 1999

 Robert A. McCabe        61 President of Pilot Capital Corporation, an
 1993                       investment firm, since 1987. Mr. McCabe is also a
                            director of Church & Dwight Co., Inc., Morrison-
                            Knudsen Corporation, Thermo Electron Corp. and
                            Thermo Instrument Systems Inc.
 Alexis P. Michas        38 Partner and director of Stonington Partners L.P.
 1987                       ("Stonington"), an investment firm, since 1993 and
                            director of Merrill Lynch Capital Partners
                            ("MLCP"), an investment firm, since 1989. Mr.
                            Michas was Senior Vice President of MLCP from 1989
                            to 1993, a Managing Director in the Investment
                            Banking Division of Merrill Lynch & Co., Inc.
                            ("ML&Co."), a financial services company, from 1991
                            to 1994, and a Director in the Investment Banking
                            Division of ML&Co. from 1990 to 1991. Mr. Michas is
                            also a director of Blue Bird Corporation, Borg-
                            Warner Automotive, Inc., Dictaphone Corporation,
                            Eckerd Corporation, Pathmark Stores, Inc. and
                            Supermarkets General Holding Corporation.
 Donald C. Trauscht      62 Retired Chairman of the Board, Chief Executive
 1987                       Officer and President. Mr. Trauscht was Chairman of
                            the Board, Chief Executive and President of the
                            Company from 1992 to 1995 and Chief Operating
                            Officer and President from 1991 to 1992. Mr.
                            Trauscht is also a director of Baker Hughes
                            Incorporated, Blue Bird Corporation, Borg-Warner
                            Automotive, Inc., ESCO Electronics Corporation, Imo
                            Industries, Inc. and Thiokol Corporation.

Continuing directors with a term expiring in 1997

          NAME          AGE        PRINCIPAL OCCUPATION AND DIRECTORSHIPS
          ----          ---        --------------------------------------
 Dale W. Lang            63 Chairman of Lang Communications, Inc., a magazine
 1993                       publishing company, since 1984 and Chairman of
                            Revere Holding Corporation, an outdoor advertising
                            company, since 1995.
 H. Norman Schwarzkopf   61 Author and lecturer since 1991. Mr. Schwarzkopf was
 1993                       a general in the United States Army until his
                            retirement in 1991. He was Commander in Chief,
                            United States Central Command, and Commander of
                            Operations for Desert Shield and Desert Storm. Mr.
                            Schwarzkopf is also a director of Kuhlman
                            Corporation, Pentzer Corporation, Remington Arms
                            Corporation and Washington Water Power Company.

 Continuing directors with a term expiring in 1998

 J. Joe Adorjan          57 Chairman of the Board (since January 1996), Chief
 1993                       Executive Officer (since October 1995) and
                            President (since April 1995). Mr. Adorjan was
                            President of Emerson Electric Co., a manufacturer
                            of electronic, electrical and other products, from
                            1992 to 1995 and Chairman and Chief Executive
                            Officer of ESCO Electronics Corporation from 1990
                            to 1992. Mr. Adorjan is also a director of
                            California Microwave, Inc. and ESCO Electronics
                            Corporation.
 James J. Burke, Jr.     44 Managing Partner and director of Stonington since
 1987                       1993 and director of MLCP since 1988. Mr. Burke was
                            Managing Partner of MLCP from 1993 to 1994 and was
                            President and Chief Executive Officer of MLCP from
                            1987 to 1993. Mr. Burke is also a director of Ann
                            Taylor Stores Corporation, Pathmark Stores, Inc.,
                            Supermarket General Holding Corporation, United
                            Artists Theatre Circuit, Inc., Wherehouse
                            Entertainment, Inc. and World Color Press, Inc.
 Albert J.               50 Partner and director of Stonington since 1993 and
 Fitzgibbons, III           director of MLCP since 1988. Mr. Fitzgibbons was a
 1987                       Partner of MLCP from 1993 to 1994 and was Executive
                            Vice President of MLCP from 1988 to 1993. Mr.
                            Fitzgibbons is also a director of Borg-Warner
                            Automotive, Inc., Dictaphone Corporation, Eckerd
                            Corporation and United Artists Theatre Circuit,
                            Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

  The Board of Directors held five meetings during 1995. Each director attended at least 75% of the meetings of the Board of Directors and any committee on which they served.

  The Board of Directors has an Executive Committee, a Compensation Committee, a Finance and Audit Committee and a Nominating Committee. The present members of the Executive Committee are J.J. Adorjan (Chairman), D.C. Trauscht and A.P. Michas. The Executive Committee is authorized to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except as limited by Delaware law. The Executive Committee met once in 1995.

  The present members of the Compensation Committee are R.A. McCabe (Chairman), A.J. Fitzgibbons, III, A.P. Michas and H.N. Schwarzkopf. The responsibilities of the Compensation Committee include reviewing and approving executive appointments and remuneration and supervising the administration of the Company's employee benefit plans. The Compensation Committee met four times during 1995.

  The present members of the Finance and Audit Committee are D.W. Lang (Chairman), J.J. Burke, Jr. and A.P. Michas. The responsibilities of the Finance and Audit Committee include recommending to the Board of Directors the independent certified public accountants to be selected to conduct the annual audit of the books and accounts of the Company; reviewing the proposed scope of such audit and approving the audit fees to be paid; and reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's financial and accounting staff. The Finance and Audit Committee met four times during 1995.

  The present members of the Nominating Committee are H.N. Schwarzkopf (Chairman), J.J. Burke, Jr. and A.J. Fitzgibbons, III. The responsibilities of the Nominating Committee include evaluating and recommending to the Board of Directors prospective nominees for the Board of Directors. The Nominating Committee will consider any person proposed by a stockholder for membership on the Board of Directors. Proposals should be sent to the Nominating Committee, in care of the Company's Secretary. The Nominating Committee met once in 1995.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or its subsidiaries or affiliates of ML&Co. receive an annual retainer of $18,000 for service on the Board of Directors and $1,000 for each Board meeting attended. Committee members also receive $500 ($750, if chairman of the committee) for each committee meeting attended.

  Pursuant to the Borg-Warner Security Corporation 1993 Stock Incentive Plan, each director of the Company who is not otherwise an employee of MLCP or of the Company or any of its subsidiaries received options to purchase 10,000 shares of Common Stock having an exercise price per share equal to the fair market value of the Common Stock on November 16, 1993. Any such person who initially becomes a director after November 16, 1993 shall automatically receive options to purchase 10,000 shares of Common Stock having an exercise price equal to the fair market value of the Common Stock as of the date such person becomes a director. All such options expire ten years after the date of grant and become exercisable in equal installments on each of the first five anniversary dates of the date of grant, if on such date the optionee is still a director of the Company.

  The Company has entered into a consulting agreement with Mr. Schwarzkopf pursuant to which he has agreed to provide consulting and advisory services to the Company and its subsidiaries with respect to the development of an overall strategy for the operations of the Company and its subsidiaries and the management, training, motivation and utilization of its physical security personnel. The Company agreed to pay Mr. Schwarzkopf a consulting fee of $5,000 per month. The consulting agreement expires August 31, 1996 and may be terminated by either party for any reason at any time.

  The Company has entered into a consulting agreement with Mr. Trauscht pursuant to which he has agreed to provide consulting, advisory and other services to the Company and its subsidiaries with respect to operations, the Company's sponsorship of the 1996 Atlanta Olympic Games and other items as requested. The Company agreed to pay Mr. Trauscht a consulting fee of $100,000 for a one year period ending December 31, 1996.

STOCK OWNERSHIP

  The following table sets forth as of March 5, 1996 certain information regarding beneficial ownership of Common Stock by all entities that, to the best knowledge of the Company, beneficially owned more than five percent of the Common Stock. Except as indicated, each entity has sole voting and investment power with respect to such shares.

                                                                        PERCENT
                                                             NUMBER OF    OF
   NAME OF BENEFICIAL OWNER                                    SHARES    CLASS
   ------------------------                                  ---------- -------
   Merrill Lynch KECALP L.P. 1986...........................     40,000     *
   Merrill Lynch KECALP L.P. 1987...........................    200,000     *
   Merchant Banking L.P. No. 1..............................    500,000   2.3%
   ML Venture Partners II, L.P..............................    500,000   2.3%
   Merrill Lynch Capital Appreciation Partnership No. VIII,
    L.P.....................................................  6,628,615  29.5%
   ML Offshore LBO Partnership No. VIII.....................    168,524     *
   ML Employees LBO Partnership No. l, L.P..................    164,779     *
   ML IBK Positions, Inc....................................  1,998,082   8.9%
                                                             ----------  ----
   Total ML Entities........................................ 10,200,000  45.4%
   Wellington Management Company(a).........................  1,476,300   6.6%

--------
  *Represents less than one percent.
(a) Pursuant to a Schedule 13G dated January 27, 1996, Wellington Management Company indicated that it had shared voting power with respect to 194,800 shares and shared dispositive power with respect to 1,476,300 shares.

  The address of each of the ML Entities is c/o Merrill Lynch & Co., Inc., World Financial Center, New York, New York 10281. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

  The following table sets forth as of March 5, 1996 certain information regarding beneficial ownership of Common Stock by the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                        PERCENT
                                                              NUMBER OF   OF
NAME OF BENEFICIAL OWNER                                      SHARES(A)  CLASS
------------------------                                      --------- -------
J. Joe Adorjan (b)...........................................  293,778    1.3
John D. O'Brien..............................................  141,916      *
Timothy M. Wood..............................................   71,000      *
James J. Burke, Jr. (c)......................................        0      *
Albert J. Fitzgibbons, III (c)...............................        0      *
Arthur F. Golden.............................................        0      *
Dale W. Lang.................................................    5,000      *
Robert A. McCabe.............................................    7,000      *
Andrew McNally IV............................................   10,000      *
Alexis P. Michas (c).........................................        0      *
H. Norman Schwarzkopf........................................    4,500      *
Donald C. Trauscht...........................................  276,390    1.2
Neal F. Farrell..............................................   40,000      *
All directors and executive officers of the Company (13
 persons)(b) (c).............................................  849,584    3.7%

--------
  *Represents less than one percent.
(a) Includes the following number of shares issuable upon the exercise of options within the next 60 days: 105,000 for Mr. Adorjan; 79,416 for Mr. O'Brien; 41,000 for Mr. Wood; 5,000 for each of Messrs. Lang and McCabe; 4,500 for Mr. Schwarzkopf; 190,667 for Mr. Trauscht; 40,000 for Mr. Farrell; and 470,583 for all directors and officers of the Company.

(b) Excludes 1,800 shares held in trust for Mr. Adorjan's daughter. Mr. Adorjan is co-trustee of such trust and disclaims beneficial ownership of such shares. Includes 177,778 shares held in a trust established by the Company that will be distributed to him over up to a four year period.
(c) Messrs. Burke, Fitzgibbons and Michas are directors of MLCP, which manages Merrill Lynch Capital Appreciation Partnership No. VIII, L.P. and ML Offshore LBO Partnership No. VIII. Such persons may be deemed to beneficially own the 6,797,139 shares of Common Stock held by such partnerships. MLCP is part of a group that beneficially owns 10,200,000 shares of Common Stock. Beneficial ownership of such shares by such individuals is expressly disclaimed.

SECTION 16(a) COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers, directors and greater than 10% stockholders to file certain reports with respect to beneficial ownership of the Company's equity securities. Based on information provided to the Company by each director and executive officer, the Company believes all reports required to be filed in 1995 were timely filed.

EXECUTIVE COMPENSATION

  The following table shows, for the years ending December 31, 1993, 1994 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer, the other persons who were serving as executive officers at December 31, 1995, the Company's former chief executive officer and one other executive officer who retired during 1995.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL             LONG-TERM
                                 COMPENSATION        COMPENSATION
                               ----------------- ------------------------
                                                               SECURITIES
   NAME AND PRINCIPAL                            RESTRICTED    UNDERLYING    ALL OTHER
        POSITION          YEAR           BONUS     STOCK       OPTIONS(#) COMPENSATION(B)
   ------------------     ----  SALARY  -------- ----------    ---------- ---------------
J. Joe Adorjan..........  1995 $592,500 $400,000 $1,500,002(a)  300,000     $   95,762
 Chairman of the Board,
 Chief Executive Officer
 and President(c)
John D. O'Brien.........  1995  308,750        0          0           0         88,504
 Senior Vice President    1994  325,000        0          0      30,000         50,963
                          1993  325,000  179,297          0           0         71,077
Timothy M. Wood.........  1995  261,250        0          0           0         57,283
 Vice President, Finance  1994  275,000        0          0      30,000         35,359
                          1993  275,000  154,297          0           0         50,290
Donald C. Trauscht......  1995  617,500        0          0           0      1,541,404
 Former Chairman of the   1994  650,000        0          0     100,000        110,414
 Board, Chief Executive   1993  650,000  359,375          0           0        156,882
 Officer and President
Neal F. Farrell.........  1995  230,000        0          0           0      1,097,019
 Former Executive Vice    1994  400,000        0          0      40,000         68,066
 President                1993  400,000  236,719          0           0         96,492

--------
(a) Represents the value, as of the date of award, of 177,778 shares of Common Stock deposited into a Company trust for the benefit of Mr. Adorjan. The value of such shares at December 31, 1995 was $2,222,225. Such shares will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of April 16, 1995. On such anniversary dates, the Company will also pay deferred compensation of $250,000 to Mr. Adorjan.

(b) During 1995 represents: (i) for Mr. Adorjan, $76,151 contributed by the Company to a tax deferred annuity established for his benefit and $19,611 for the value of the benefit of a split dollar life insurance policy; (ii) for Mr. O'Brien, $58,615 contributed by the Company to a tax deferred annuity established for his benefit and $29,889 credited pursuant to the Company's Retirement Savings Excess Plan (the "Excess Plan"); (iii) for Mr. Wood, $43,663 contributed by the Company to a tax deferred annuity established for his benefit and $13,620 credited pursuant to the Excess Plan; (iv) for Mr. Trauscht, $1.3 million payable pursuant to his retirement agreement, $118,478 contributed by the Company to a tax deferred annuity established for his benefit, $62,500 paid in connection with his retirement for accrued vacation pay and $60,426 credited pursuant to the Excess Plan; and (v) for Mr. Farrell, $800,000 paid pursuant to his retirement agreement, $183,000 contributed by the Company to a tax deferred annuity established for his benefit, $92,308 paid in connection with his retirement for accrued vacation pay and $21,711 credited pursuant to the Excess Plan. During 1994 and 1993, represents amounts contributed by the Company on behalf of the named executive officers pursuant to the provisions of the Borg-Warner Retirement Savings Plan ("RSP") and credits made pursuant to the Excess Plan.
(c) Mr. Adorjan first became an executive officer of the Company during 1995.

STOCK OPTIONS

  The following table sets forth information concerning the grant of stock options to the named executive officers during 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                       REALIZABLE VALUE
                                                                       AT ASSUMED ANNUAL
                                                                        RATES OF STOCK
                                                                             PRICE
                                                                       APPRECIATION FOR
                                     INDIVIDUAL GRANTS(A)                OPTION TERM(B)
                         --------------------------------------------- -----------------
                         NUMBER OF    PERCENT OF
                         SECURITIES TOTAL OPTIONS
                         UNDERLYING   GRANTED TO   EXERCISE
                           OPTIONS    EMPLOYEES      PRICE  EXPIRATION
NAME                     GRANTED(#) IN FISCAL YEAR  ($/SH)     DATE    5% ($)   10% ($)
------------------------ ---------- -------------- -------- ---------- ------- ---------
J. Joe Adorjan..........  100,000        25.6       8.4375   4/16/05   531,563 1,341,563
                          141,873        36.4       8.4375   4/17/05   754,144 1,903,315
                           38,207         9.8       8.7500   7/19/05   210,616   531,555
                           19,920         5.1       8.6875   10/3/05   109,025   275,157
John D. O'Brien.........        0           0          --        --          0         0
Timothy M. Wood.........        0           0          --        --          0         0
Donald C. Trauscht......        0           0          --        --          0         0
Neal F. Farrell.........        0           0          --        --          0         0

--------
(a) Options granted under the 1993 Stock Incentive Plan or the Management Stock Option Plan. All options were granted at the fair market value of a share of Common Stock on the date of grant. Options become exercisable in equal installments on each of April 16, 1996, 1997 and 1998. In the event of a change in control, all options become fully exercisable.
(b) The dollar amounts indicated in these columns result from calculations assuming 5% and 10% growth rates as required by the rules of the Securities Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's stock price. The actual future value of the options will depend on the market value of the Common Stock. The Company did not use an alternative formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

  The following table sets forth information with respect to option exercises during 1995 and unexercised options held by the named executive officers at the end of 1995. The value received upon exercise is the difference between the fair value of Common Stock on the exercise date and the exercise price of the option. The number of unexercisable options represents shares that could not be acquired by the named executive as of December 31, 1995, and that become exercisable upon the satisfaction of certain periods of employment. The value of unexercised options represents the difference between the exercise price and the share price of Common Stock at December 31, 1995. An option is in-the-money if the share price of Common Stock exceeds the exercise price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED               IN-THE-MONEY
                                                           OPTIONS AT YEAR END             OPTIONS AT YEAR END
                         SHARES ACQUIRED    VALUE    ------------------------------- -------------------------------
          NAME           ON EXERCISE(#)  RECEIVED($) EXERCISABLE(#) UNEXERCISABLE(#) EXERCISABLE($) UNEXERCISABLE($)
          ----           --------------- ----------- -------------- ---------------- -------------- ----------------
J. Joe Adorjan..........          0              0        4,500         306,500               0        1,201,830
John D. O'Brien.........          0              0       62,589          31,827         469,418           13,703
Timothy M. Wood.........          0              0       24,861          31,139         186,458            8,543
Donald C. Trauscht......          0              0       87,947         102,720         659,603           20,400
Neal F. Farrell.........     62,589        453,770            0          41,827               0           13,703

EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement with Mr. Adorjan whereby he serves as the chairman and chief executive officer of the Company through December 31, 1999. The agreement provides Mr. Adorjan with: an annual base salary of $900,000; an annual cash bonus opportunity ranging from $200,000 to $500,000 with a 1995 bonus opportunity of $400,000; an award of shares of Common Stock having an aggregate value of $1,500,000 on his first day of employment, which will be distributed, together with any dividends or other distributions made with respect thereto, in equal installments on each of the first four anniversaries of his first day of employment; deferred compensation of $250,000 payable without interest on each of the first four anniversaries of his first day of employment; 10-year options to purchase 300,000 shares of Common Stock exercisable in installments beginning on each of the first three anniversaries of his first day of employment; and a split-dollar life insurance policy with a face amount of $400,000. Mr. Adorjan is also eligible to participate in all incentive, savings, retirement, benefit and welfare plans and programs extended to other key executives of the Company. Mr. Adorjan has agreed not to disclose confidential information pertaining to the Company and not to compete with the Company for a period of two years after termination of employment.

  The employment agreement provides, among other things, for payments if there is a termination of employment by Mr. Adorjan for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change in control") or by the Company for reasons other than for death, "disability" or "cause" (as such terms are defined in Mr. Adorjan's employment agreement). Upon such termination, Mr. Adorjan would be paid any portion of his annual base salary not paid as of date of termination, a pro rata annual bonus for year of termination (assuming all performance goals were achieved at the expected level), all accrued and unpaid bonus and vacation pay, all unpaid deferred compensation, all undistributed shares of common stock that were awarded to him on the first day of his employment and severance pay equal to the present value of his base salary and bonus for the remaining period under his employment agreement. After termination, the Company also must continue to provide the split dollar life insurance and welfare benefit plans to Mr. Adorjan through December 31, 1999.

  The Company has employment agreements with Messrs. O'Brien and Wood (the "Employment Agreements"). The Employment Agreements provide, among other things, for lump sum payments to be made to the executive if there is a termination of employment by the executive for "good reason" (which includes, among other things, termination of employment within a 30 day period following the first anniversary of a "change of control") or by the Company other than for death, "disability," "retirement" or "cause" (as such terms are defined in the Employment Agreements). Among other benefits, the Employment Agreements provide for a lump sum payment in an amount equal to two times the sum of (i) the executive's annual salary at the time of termination and (ii) the amount of his most recent annual bonus award, if any. The Employment Agreements do not specify any fixed date at which such agreements expire. Each of the executives have agreed not to compete with the Company and not to disclose confidential information pertaining to the Company for a period of three years after termination of employment.

  The Employment Agreements also provide that the Company shall provide a terminated executive with life, medical, dental, health, accident and disability insurance coverage substantially similar to the coverage prior to termination for up to two years after termination (reduced by any comparable benefit received from another employer during this period) and to pay the executive two times the value of the annual Company contributions that would have been made to the RSP and the amounts that would have been credited to the Excess Plan.

  In connection with his retirement, the Company entered into an agreement with Mr. Farrell pursuant to which he would receive $800,000, representing payment of two years' base salary, his 1995 annual bonus, if any, all accrued vacation pay as of July 31, 1995, and the balance of his account in the Excess Plan. The Company also agreed to contribute to a tax deferred annuity the present value of the amounts that would have been contributed to Mr. Farrell's annuity had he remained employed by the Company through July 31, 1997. Mr. Farrell's outstanding options were vested and will remain fully exercisable in accordance with their terms through July 31, 1997. Mr. Farrell agreed that he will not compete with the Company through July 31, 1998 nor disclose any confidential information of the Company.

  In connection with his retirement, the Company entered into an agreement with Mr. Trauscht pursuant to which he would receive $1,300,000, representing payment of two years' base salary, his 1995 annual bonus, if any, all accrued vacation pay as of December 31, 1995 and the balance, as of December 31, 1995, of his account in the Excess Plan. The Company also agreed to contribute to a tax deferred annuity the present value of the amounts that would have been contributed to Mr. Trauscht's annuity had he remained employed by the Company through December 31, 1997. Mr. Trauscht's outstanding options were vested and will remain fully exercisable in accordance with their terms through July 30, 1997 and April 28, 1998. Mr. Trauscht agreed that he will not compete with the Company through December 31, 1998 nor disclose any confidential information of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995, the Compensation Committee of the Board of Directors included Messrs. Fitzgibbons and Michas, each of whom was formerly an officer of the Company and is currently a director of MLCP, which is part of a group that beneficially owns approximately 45% of the outstanding Common Stock.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company. Subject to ratification by the Board of Directors, the Committee is responsible for setting and administering the policies that govern base salary, annual bonus and stock ownership programs for the executive officers of the Company.

 Overall Policy

  The Company's executive compensation program is designed to link executive compensation to corporate performance and returns to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals.

  The following compensation policies are intended to facilitate the achievement of the Company's business strategies:

  . Emphasize variable, at-risk compensation that is based on meeting specified Company performance goals.

  . Encourage personal equity ownership to align executives' interests with those of its stockholders.

  . Enhance the Company's ability to attract, retain, and encourage the development of high-quality executives.

  . Target compensation levels at rates that reflect market practices to maintain a stable, successful management team.

  The key elements of the Company's executive compensation program consists of base pay, annual bonus and stock incentives. The committee reviews the program annually and targets the total compensation in a range similar to total compensation for executives at comparable companies as shown in published executive compensation surveys. To assist in determining competitive pay practices, the committee also utilizes information provided by qualified independent consultants.

  The committee determines and recommends to the Board the compensation of the Company's CEO and the other named executive officers, reviews the policies established for the next level of management, including other corporate and subsidiary executives, and evaluates and approves all compensation plans that use stock as an award vehicle. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Adorjan), the committee takes into account the views of Mr. Adorjan.

 Base Salary

  The committee targets base salaries to be at or slightly above competitive median levels provided to executives with similar responsibilities at comparable companies. The committee determined that the base salaries for executive officers at the beginning of 1995 were consistent with the Company's strategy and did not recommend increases.

 Annual Bonus

  The Company's executive officers are eligible for an annual cash bonus. Executives are assigned threshold, target and maximum bonus levels that are based on the Company's past practice and bonus opportunities at comparable companies.

  The committee establishes performance objectives based on the Company's earnings per share. In 1995, the Company did not meet the threshold level of performance and Messrs. O'Brien, Wood, Trauscht and Farrell did not receive a bonus.

  Although annual bonuses depend primarily on the achievement of established performance objectives, the committee may adjust bonus awards based on other financial or non-financial actions that the committee believes will benefit long-term stockholder value.

 Stock Incentive Plans

  The Company uses stock incentives to align the executive's interests with those of the stockholders and motivate the executives to continue the long-term focus required for the Company's future success. Individual executive stock awards are based on level of position, individual contribution, and size and timing of previous stock awards. The committee also reviews an analysis of competitive data provided in independent published executive compensation survey reports in determining the granting of the awards. During 1995 no stock incentives were granted to the named executive officers other than Mr. Adorjan.

 Compensation of the Chief Executive Officer

  In March 1995, the Company entered into an employment agreement with Mr. Adorjan to become chairman and chief executive officer of the Company. All aspects of Mr. Adorjan's 1995 compensation were governed by such employment agreement.

  The committee and the Board of Directors approved Mr. Adorjan's employment agreement. In settling on the final compensation amounts, the Board focused on the importance of hiring a chairman and chief executive officer with an outstanding business record who could provide the leadership necessary to improve the Company's profitability and increase shareholder value. The Board also recognized the need to consider Mr. Adorjan's compensation at his former employer as well as the value of benefits under plans of that employer that would be forfeited upon his resignation.

  Under the terms of his employment agreement, Mr. Adorjan was entitled to receive a 1995 bonus based on specified performance criteria relating to the transition to chief executive officer. Based on the committee's assessment of his performance against such criteria, Mr. Adorjan was awarded a 1995 bonus of $400,000.

  The terms of Mr. Adorjan's employment agreement are set forth in the section entitled "Employment Agreements."

 Retirement payments to certain named executive officers

  Mr. Farrell was executive vice president of the Company until his retirement on July 31, 1995 and Mr. Trauscht was chairman of the board of the Company until his retirement on December 31, 1995. For his seven months of service in 1995, Mr. Farrell received the proportionate amount of his base salary. Mr. Trauscht was paid his base salary for 1995. In recognition of their significant contributions to the Company over their many years of service, the committee also accelerated vesting of certain stock options and approved payment of amounts that they would have received under their employment agreements with the Company had their employment been involuntarily terminated.

 Deductibility of compensation in excess of $1 million per year

  In 1993 Congress enacted Internal Revenue Code section 162(m) which, in general, precludes a public corporation from claiming a tax deduction for compensation in excess of $1 million in any taxable year for its chief executive officer and any of up to four other executive officers named in the cash compensation table in such corporation's proxy statement. Section 162(m) also provides that certain performance-based compensation is exempt from this tax deduction limitation.

  The committee was aware of the ramifications of section 162(m) when the Company entered into an employment agreement with Mr. Adorjan. The committee determined that in order to attract and retain someone of the caliber of Mr. Adorjan, his compensation arrangement would have to be structured in such a way that part of his compensation may not result in a tax deduction to the Company. However, the committee attempted to compensate Mr. Adorjan so that a significant portion of his compensation would fall within the performance-based compensation exemption under section 162(m).
                                          Robert A. McCabe
                                          Albert J. Fitzgibbons, III
                                          Alexis P. Michas
                                          H. Norman Schwarzkopf

PERFORMANCE GRAPH
  The graph below compares the percentage change in cumulative total stockholder return on the Company's Common Stock with (i) the cumulative total return of the Standard and Poor's MidCap 400 and (ii) the Dow Jones Industrial & Commercial Services Index. The total return for each of the components assumes that $100 was invested on January 20, 1993, the date that the Company's Common Stock started trading on the New York Stock Exchange, and the reinvestment of dividends as they were paid. There was no trading market for the Company's equity securities prior to January 20, 1993. The S&P MidCap 400 tracks the aggregate price performance of equity securities of 400 companies selected in the market capitalization range of $300 million to $4 billion. The DJ Index tracks the price performance of equity securities of companies that provide services to other commercial enterprises.


                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG BORG-WARNER SECURITY CORPORATION, S&P MIDCAP 400
          AND DOW JONES INDUSTRIAL & COMMERCIAL SERVICES-GENERAL SVCS

                                                        DOW JONES
                                                        INDUSTRIAL
Measurement Period                          S&P MIDCAP  & COMMERCIAL
(Fiscal Year Covered)        BORG-WARNER    400         SERVICES-GEN SVCS
-------------------          -----------    ---------   -----------------
Measurement Pt-
01/93                        $100           $100         $100
FYE 12/93                    $103           $114         $104
FYE 12/94                    $ 49           $110         $101
FYE 12/95                    $ 63           $144         $129

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INDEBTEDNESS

  Certain members of management incurred indebtedness to the Company in 1987 in respect of money borrowed to purchase shares of Common Stock. The indebtedness is evidenced by recourse notes bearing interest at 6.22% per annum, and secured by a pledge of the Common Stock purchased by such person. The notes must be repaid from the net proceeds of any sale of such shares by such person and all principal of, and accrued and unpaid interest on, the notes is due and payable ten years after date of issuance. Of such indebtedness, approximately $300,000 was outstanding at December 31, 1995. The highest amount of indebtedness of the executive officers of the Company whose above described indebtedness exceeded $60,000 during 1995, is as follows (excluding interest, which is payable in cash annually):

                                                                      MAXIMUM
                                                                    INDEBTEDNESS
                                                                      INCURRED
                                                                    ------------
      John D. O'Brien..............................................   $187,313
      Donald C. Trauscht...........................................    176,257
      Timothy M. Wood..............................................     89,910

  As of March 1, 1996, Mr. Trauscht was indebted to the Company in the principal amount of $172,929.87. Messrs. O'Brien and Wood paid their loans in full during 1995.

AGREEMENTS WITH BORG-WARNER AUTOMOTIVE

  As part of the recapitalization of the Company that included the Company's initial public offering, the Company distributed all of the outstanding common stock of Borg-Warner Automotive, Inc. ("Automotive") to the Company's stockholders of record as of January 22, 1993 (the "Spin-Off"). The group that currently controls approximately 45% of the voting power of the Company is also the controlling stockholder of Automotive. In connection with the Spin-Off, the Company and Automotive entered into a Distribution and Indemnity Agreement, a Service Agreement, a Tax Sharing Agreement, a Benefits Agreement and a Trademark and Trade Name License Agreement. The terms of such agreements, as well as the Spin-Off itself, were approved by the Board of Directors of the Company.

  The Distribution and Indemnity Agreement provides for, among other things, the principal corporate transactions required to effect the Spin-Off and certain other agreements governing the relationship between the Company and Automotive with respect to or in consequence of the Spin-Off. Subject to certain exceptions, such agreement provides for certain cross-indemnities designed principally to place financial responsibility for the liabilities of Automotive and its subsidiaries with Automotive and financial responsibility for the liabilities of the Company and its other subsidiaries with the Company.

  The Service Agreement provides that Automotive will sublease from the Company office space at the Company's corporate headquarters in Chicago until May 31, 1999 (or, if earlier, the expiration or termination of the Company's current lease), with the amounts payable under such sublease to be equal to 50% of the rent and common overhead expenses payable by the Company related to its lease of the premises. In 1995, such amounts paid to the Company by Automotive aggregated approximately $693,000.

  During 1995, the Company performed risk management services for Automotive and was paid 50% of its costs and expenses incurred in maintaining the staff required to perform such services. Until May 31, 1995, the Company performed for Automotive services relating to government affairs and relations with the legislative, regulatory and executive branches of the federal government and was paid 40% of its costs and expenses incurred in maintaining the staff required to perform such services. In 1995, Automotive paid the Company $118,587 for such risk management and government affairs services.

  BW-Automotive was included in the consolidated federal income tax returns of the Company through December 31, 1992. The Tax Sharing Agreement provides that Automotive must pay to the Company the amount of any U.S. federal income tax benefit realized with respect to any U.S. federal income tax losses from periods before 1993. The Tax Sharing Agreement provides that any loss, deduction or credit of Automotive arising after 1992 that is available as a carryback to periods before 1993 may only be carried back with the Company's consent and will be for Automotive's benefit. In addition, the Company shall pay Automotive the portion of Automotive's 1993 consolidated federal income tax liability (and Automotive shall pay the Company the amount of Automotive's 1993 consolidated federal net operating loss) attributable to the 1993 pre-Spin-Off period.

  Generally, the Tax Sharing Agreement provides that if any audit adjustment results in a Tax Benefit (as defined in the Tax Sharing Agreement) to Automotive, Automotive must pay to the Company the amount of such Tax Benefit and if any audit adjustment results in a Tax Detriment (as defined in the Tax Sharing Agreement) to Automotive, the Company must pay to Automotive the amount of such Tax Detriment.

  Automotive has agreed to indemnify the Company (but not its stockholders) against any liability resulting from any transaction after the date of the Spin-Off involving the stock or assets, or any combination thereof, of Automotive or any of its subsidiaries which causes the Spin-Off to fail to qualify as tax-free under Section 355 of the Internal Revenue Code of 1986 (the "Code").

  Automotive has agreed that for a three-year period following the date of the Spin-Off, it will not (a) cease to be engaged in the active conduct of a trade or business within the meaning of the Code, (b) except in certain limited circumstances, redeem shares of Automotive stock, or (c) liquidate or merge with another corporation, unless an opinion is obtained from counsel to Automotive to the effect that such transaction would not adversely affect the federal income tax consequences of the Spin-Off to the Company, Automotive or the Company's stockholders.

  The Benefits Agreement provides for, among other things, the allocation of assets and liabilities and other matters relating to their employee benefit arrangements following the Spin-Off. Subject to certain exceptions, such agreement provides for certain cross-indemnities designed principally to place financial responsibility for liabilities arising under the employee benefit plans of Automotive with Automotive with respect to Automotive employees and financial responsibility for liabilities arising under employee benefit plans of the Company with the Company with respect to Company employees.

2. AMENDMENT OF 1993 STOCK INCENTIVE PLAN

GENERAL

  At the meeting there will be presented to the stockholders a proposal to approve and ratify the adoption by the Board of Directors of an amendment to the Company's 1993 Stock Incentive Plan (the "1993 Plan"). The 1993 Plan was originally adopted by the Board of Directors and approved by the stockholders in January 1993 and an amendment to the 1993 Plan was approved by the stockholders in April 1994.

  On February 6, 1996, the Board of Directors adopted an amendment to the 1993 Plan, subject to stockholder approval, to increase the total number of shares of Common Stock available for grant under the 1993 Plan to 1,900,000 from 1,000,000. A summary description of the 1993 Plan, as amended, follows.

DESCRIPTION OF 1993 PLAN, AS AMENDED

  The following description of the material terms of the 1993 Plan, as amended, is intended as a summary only and is qualified in its entirety by reference to the 1993 Plan itself. A copy of the amended 1993 Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary.

  The 1993 Plan provides that the total number of shares available for grant shall be equal to 1,900,000. Shares subject to an option or award may be authorized but unissued shares or treasury shares. If an award granted under the 1993 Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will again be available under the 1993 Plan.

  The Compensation Committee of the Board of Directors administers the 1993 Plan and determines the terms and conditions of any award. Awards are granted to officers and other employees of the Company, and its affiliates, as from time to time designated by the Compensation Committee. No "covered employee" (as defined in the Code) may be granted during any taxable year options, stock appreciation rights or restricted stock covering more than 100,000 shares of Common Stock. The Compensation Committee may delegate to the Company's Chief Executive Officer the authority to grant options for up to 3,000 shares of Common Stock in any calendar year to any eligible employee other than an executive officer subject to Section 16 of the Securities Exchange Act of 1934. Directors of the Company are also eligible to participate, but in the case of directors who are not also employees, only pursuant to an automatic grant.

  The 1993 Plan terminates on December 31, 2003. Under the 1993 Plan, options to purchase shares of Common Stock ("Options") or other awards granted and outstanding as of the date the 1993 Plan terminates will not be affected or impaired by such termination.

  The exercise price to be paid by a participant is determined by the Compensation Committee and will be set forth in an Option agreement between the Company and the participant. The exercise price cannot be less than the fair market value of the Common Stock on the date on which the Option is granted.

  The 1993 Plan authorizes the Compensation Committee to grant stock appreciation rights ("SARs") in connection with all or part of any Option. A SAR entitles its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (determined in accordance with procedures to be established by the Compensation Committee) at the date of exercise of a share of Common Stock over the previously specified exercise price multiplied by the number of shares as to which the holder is exercising the SAR. The exercise price of a SAR is equal to the exercise price of the related Option. The amount payable may be paid by the Company in shares of Common Stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Compensation Committee may determine, which determination may be made after considering any preference expressed by the holder. To the extent a SAR is exercised, the related Option will be cancelled and, to the extent the related Option is exercised, the SAR will be cancelled.

  Incentive stock options (within the meaning of Section 422 of the Code) may be granted at the discretion of the Compensation Committee under the 1993 Plan.

  The form of Option and SAR agreement to be used under the 1993 Plan (the "Option Agreement") will provide that Options and SARs will become fully exercisable upon a "Change in Control" (as defined in the 1993 Plan). Otherwise, the Option Agreement provides that if such participant's employment by the Company or its subsidiaries is terminated for any reason, other than death, disability or retirement, such participant may exercise an Option or SAR to the extent then exercisable, or on such accelerated basis as the Compensation Committee may determine, within the period ending on the earlier of three months after such termination or the date the Option or SAR expires in accordance with its terms; provided that if the optionee dies within such three-month period, any unexercised Option or SAR held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option or SAR, whichever period is shorter. However, if a participant's employment is terminated for cause, such participant's Option or SAR terminates immediately upon such termination of employment.

  If an optionee's employment terminates by reason of disability or retirement, any Option or SAR held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Compensation Committee may determine, for a period of three years (or such shorter period as the Compensation Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Option or SAR, whichever period is shorter, provided that if the optionee dies within such three-year period (or such shorter period), any unexercised Option or SAR held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Option or SAR, whichever period is shorter. SARs held by a person who is actually or potentially subject to Section 16(b) of the Exchange Act may not be exercised during the first six months of their terms, except in the event of death or disability of such person.

  The 1993 Plan also permits the Compensation Committee to grant shares of restricted stock to a participant subject to the terms and conditions imposed by the Compensation Committee. The Compensation Committee may require that a certificate for such shares be deposited with the Company. There will be established for each award of restricted stock a restriction period of such length as is determined by the Compensation Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as described below, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant will have all the rights of a holder of Common Stock as to such restricted stock including, if applicable, the right to vote the shares and to receive any dividends. Except as provided by the Compensation Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period, all shares still subject to restriction are forfeited by the participant. The form of restricted stock agreement intended to be used under the 1993 Plan provides that shares of restricted stock will cease to be subject to restrictions on transfer upon a Change in Control.

  In the event of a Change in Control: (i) any Options and SARs outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant; and (ii) the restrictions applicable to any shares of restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant. The 1993 Plan further provides that during the 60-day period following a Change in Control, the holder of an Option has the right to surrender such option for cash in an amount equal to the difference between the "change in control price" (as defined in the 1993 Plan) and the exercise price.

  Each director of the Company who is not otherwise an employee of the Company, any of its subsidiaries or MLCP shall be granted Options to purchase 10,000 shares of Common Stock having an exercise price per share equal to the fair market value of the Common Stock on November 16, 1993. Any person who initially becomes a director after November 16, 1993 shall automatically be awarded a grant of Options to purchase 10,000 shares of Common Stock having an exercise price equal to 100% of the fair market value of the Common Stock as of the date such person becomes a director. All such Options shall become exercisable in equal installments on each of the first five anniversaries of the date of grant, if on such date the optionee is still a director of the Company. Each holder of a director Option will also have the rights in the event of a Change in Control described above.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following is a brief summary of the federal income tax consequences of option transactions under the 1993 Plan based on federal income tax laws in effect on January 1, 1996. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

  Options granted under the 1993 Plan may be either "Incentive Stock Options," as defined in Code section 422, or Nonstatutory Stock Options.

  Incentive Stock Options. The optionee does not recognize taxable income upon grant or exercise of an Incentive Stock Option unless the alternative minimum tax rules apply. If Common Stock is issued to an optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then upon sale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes. The exercise of an Incentive Stock Option may result in alternative minimum tax liability for the optionee.

  If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of before the expiration of either holding period described above (i.e. a disqualifying disposition), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Nonstatutory Stock Options. Except as noted below, with respect to Nonstatutory Stock Options, (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a Nonstatutory Stock Option will constitute wages for which withholding will be required. However, different rules may apply if restricted stock is purchased or if shares are purchased by an optionee who is also an officer, director or more than 10% stockholder. See discussion below of "Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers."

  Special Rules Applicable to Corporate Insiders and Restricted Stock Purchasers. Generally, individuals subject to Section 16(b) of the Exchange Act ("Insiders") may have their recognition of compensation income and the beginning of their capital gains holding period deferred for up to six months after option exercise (the

"Deferral Date"), with the excess of the fair market value of the stock determined as of the Deferral Date over the purchase price being taxes as ordinary income, and the tax holding period for any subsequent gain or loss beginning on the Deferral Date. However, an Insider who so elects under Code section 83(b) on a timely basis may instead be taxed on the difference between the excess of the fair market value on the date of transfer over the purchase price, with the tax holding period beginning on such date. Similar rules apply for alternative minimum tax purposes with respect to the exercise of an Incentive Stock Option by an Insider.

PARTICIPATION IN THE 1993 PLAN

  The grant of awards under the 1993 Plan to employees, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. As of the date of this proxy statement, the only awards that have been granted under the 1993 Plan are non-qualified stock options, each of which has a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant. There has been no determination by the Compensation Committee with respect to future awards under the 1993 Plan. The following table sets forth information with respect to the grant of options under the 1993 Plan during 1995 to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all employees, including all current officers who are not executive officers, as a group.

                             AMENDED PLAN BENEFITS

                                                                  NUMBER OF
      NAME OPTIONS GRANTED                                    SHARES SUBJECT TO
      --------------------                                    -----------------
      J. Joe Adorjan.........................................      100,000
      John D. O'Brien........................................            0
      Timothy M. Wood........................................            0
      Donald C. Trauscht.....................................            0
      Neal F. Farrell........................................            0
      All current executive officers as a group..............      100,000
      All directors who are not executive officers as a
       group.................................................            0
      All other employees as a group.........................       90,000

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

  Approval of the amendment to the 1993 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon in person or by proxy at the Annual Meeting. For this item, the Company will count abstentions as part of the total number of votes cast and will count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but not voting for purposes of determining the number of votes cast with respect to the proposal, with abstentions thus having the effect of votes against the proposal and broker non-votes having no effect on the outcome.

  THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDED 1993 PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

3. ADOPTION OF THE PERFORMANCE SHARE PLAN

  At the meeting there will be presented to the stockholders a proposal to approve and ratify the adoption by the Board of Directors of the Borg-Warner Security Corporation Performance Share Plan (the "Performance Share Plan"). The Performance Share Plan was adopted by the Board of Directors on February 6, 1996 and, if approved by the stockholders, will be effective as of January 1, 1996. Awards under the Performance Share Plan are intended to qualify as "performance-based compensation" under Code Section 162(m), which would allow the Company to a full deduction for income tax purposes of all amounts paid by the Company under the Performance Share Plan.

DESCRIPTION OF THE PERFORMANCE SHARE PLAN

  The following description of the material terms of the Performance Share Plan is intended as a summary only and is qualified in its entirety by reference to the Performance Share Plan itself, a complete copy of which is attached as Appendix A to this Proxy Statement.

  The Performance Share Plan provides that the total number of shares available for grant shall be 400,000, subject to adjustment due to certain changes in the Company's capitalization. Shares subject to an award may be authorized but unissued shares or treasury shares. If an award granted under the Performance Share Plan expires, terminates or lapses for any reason, without the issuance of shares of Common Stock thereunder, such shares will again be available under the Performance Share Plan.

  The Compensation Committee of the Board of Directors administers the Performance Share Plan and determines the terms and conditions of any award. Awards are granted to officers and other key employees of the Company and its affiliates, as from time to time designated by the Compensation Committee. Directors of the Company who are not employees are not eligible to participate in the Performance Share Plan. No "covered employee" may be granted awards covering more than 95,000 shares of Common Stock with respect to any eligibility period.

  Awards under the Performance Share Plan will be stated in terms of shares of Common Stock. The Compensation Committee will determine a period of time over which eligibility to receive awards is measured. The first eligibility period will be the three year period ending December 31, 1998. The Compensation Committee will also determine a period of time during each eligibility period over which achievement of specified performance goals is measured. The first such performance period will be the year ending December 31, 1998.

  The Compensation Committee will determine the specific performance goals that will apply with respect to each performance period and the manner in which such goals are calculated. The time and manner of determining performance goals for any "covered employee" must comply with the requirement that payments to such employees qualify as "performance-based compensation" under Code Section 162(m). The Compensation Committee may modify, amend or adjust the terms of each award and performance goal; provided that the Compensation Committee may not take any action with respect to a "covered employee" that would cause any payment to such employee to fail to qualify as "performance-based compensation" under Code Section 162(m).

  Shares of Common Stock will be issued at the end of an eligibility period based on the extent to which the performance goals are met. The portion of each award that represents the Company's tax withholding obligation with respect to such award will be deemed to have been paid in cash so that the Company may satisfy this withholding obligation. In the event an eligible employee dies, becomes disabled, or retires before the end of an eligibility period, any shares that would be payable to such employee at the end of the applicable performance period will be pro-rated to reflect the portion of the eligibility period during which the employee was eligible to participate. In the event an eligible employee terminates employment with the Company for any reason other than death, disability or retirement, all rights to receive shares of Common Stock shall be forfeited.

PARTICIPATION IN THE PERFORMANCE SHARE PLAN

  The grant of awards under the Performance Share Plan to employees, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the Compensation Committee. The Compensation Committee has determined the eligible participants for the initial eligibility period and has defined the performance goal for the initial performance period as the Company's earnings per share. The Compensation Committee has reserved the right to define earnings for purposes of determining satisfaction of the performance goal. In that regard, the Compensation Committee presently intends to give primary consideration to income from operations and assess earnings from extraordinary gains based on appropriateness of such earnings to the Performance Share Plan. The following table sets forth information with respect to the awards granted under the Performance Share Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all employees, including all current officers who are not executive officers, as a group. Directors who are not employees and Messrs. Trauscht and Farrell are not eligible to participate in the Performance Share Plan.

                                                        NUMBER OF SHARES AWARDED
                                                        ------------------------
      NAME                                              THRESHOLD TARGET MAXIMUM
      ----                                              --------- ------ -------
      J. Joe Adorjan...................................  24,000   32,000  40,000
      John D. O'Brien..................................  18,150   24,200  30,250
      Timothy M. Wood..................................  18,150   24,200  30,250
      All current executive officers as a group........  60,300   80,400 100,500
      All other employees as a group...................  29,400   39,200  49,000

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

  Approval of the Performance Share Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote thereon in person or by proxy at the Annual Meeting. For this item, the Company will count abstentions as part of the total number of votes cast and will count broker non-votes as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business but not voting for purposes of determining the number of votes cast with respect to the proposal, with abstentions thus having the effect of votes against the proposal and broker non-votes having no effect on the outcome.

  THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PERFORMANCE SHARE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

4. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP to serve as the Company's independent auditors for the 1996 fiscal year. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS. YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

OTHER INFORMATION

  The enclosed proxy confers upon the person(s) entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to matters which may properly come before the meeting in addition to the scheduled items of business. The Company does not know of any matter intended to be brought before the meeting other than the scheduled items of business and the proposal discussed in the next paragraph. It is intended that proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors.

  A stockholder has notified the Company's Corporate Secretary of the possibility that they may raise a proposal for consideration from the floor of the Annual Meeting. This proposal relates to preparing a report on the Company's screening, training and supervision practices. The proposal did not comply with the rules of the Securities and Exchange Commission governing the inclusion of proposals of stockholders in the Company's proxy materials and it has, therefore, not been included herein. Assuming such proposal is properly presented at the annual meeting, the Board of Directors will recommend to the proxy holders that they vote AGAINST the proposal.

  Stockholder proposals to be presented at the 1997 Annual Meeting must be received by the Company on or before December 17, 1996 and must otherwise comply with the requirements of the Securities and Exchange Commission for inclusion in the proxy statement relating to that meeting. Proposals should be sent to the attention of the Corporate Secretary. In addition, the Company's Bylaws contain certain requirements with respect to the submission of proposals and the nomination of directors at any stockholder meeting.

  The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Corporate Secretary, 200 South Michigan Avenue, Chicago, Illinois 60604.

                                          Borg-Warner Security Corporation

                        BORG-WARNER SECURITY CORPORATION

                             PERFORMANCE SHARE PLAN

                          (EFFECTIVE JANUARY 1, 1996)

                               TABLE OF CONTENTS

 I. GENERAL.................................................................   1
    1.1.  Purpose..........................................................    1
    1.2.  Effective Date...................................................    1
 II. DEFINITIONS............................................................   1
    2.1.  "Beneficiary"....................................................    1
    2.2.  "Board of Directors".............................................    1
    2.3.  "Code"...........................................................    1
    2.4.  "Committee"......................................................    1
    2.5.  "Common Stock"...................................................    1
    2.6.  "Company"........................................................    1
    2.7.  "Covered Employee"...............................................    1
    2.8.  "Disability".....................................................    1
    2.9.  "Disinterested Person"...........................................    1
    2.10. "Eligibility Period".............................................    1
    2.11. "Fair Market Value"..............................................    1
    2.12. "Normal Retirement"..............................................    1
    2.13. "Participant"....................................................    2
    2.14. "Performance Goals"..............................................    2
    2.15. "Performance Period".............................................    2
    2.16. "Performance Share"..............................................    2
    2.17. "Plan"...........................................................    2
    2.18. "Pro-rated" or "Pro-rata"........................................    2
 III. ELIGIBILITY AND PARTICIPATION.........................................   2
    3.1.  Eligibility......................................................    2
    3.2.  Participation in Performance Share Awards........................    2
 IV. PLAN DESIGN............................................................   3
    4.1.  Eligibility Period...............................................    3
    4.2.  Performance Period...............................................    3
    4.3.  Performance Share Awards.........................................    3
    4.4.  Performance Goals................................................    3
    4.5.  Available Common Stock...........................................    4
    4.6.  Adjustment to Shares.............................................    4
    4.7.  Maximum Award....................................................    4
    4.8.  Committee Discretion to Adjust Awards............................    4
 V. PAYMENT.................................................................   4
    5.1.  Committee Determination of Common Stock Payable..................    4
    5.2.  Timing and Form of Payment.......................................    5
    5.3.  Distribution upon Termination of Employment......................    5
    5.4.  Beneficiary Designation..........................................    6
    5.5.  Securities Exchange Act of 1934 Restrictions.....................    6
 VI. ADMINISTRATION.........................................................   6
    6.1.  Committee........................................................    6
    6.2.  General Rights, Powers, and Duties of Committee..................    6
    6.3.  Information to be Furnished to Committee.........................    7
    6.4.  Responsibility and Indemnification...............................    7

 VII. AMENDMENT AND TERMINATION.............................................   7
    7.1.  Amendment........................................................    7
    7.2.  Company Right to Terminate.......................................    7
 VIII.  MISCELLANEOUS.......................................................   7
    8.1.  No Implied Rights; Rights on Termination of Service..............    7
    8.2.  No Right to Company Assets.......................................    7
    8.3.  No Employment Rights.............................................    8
    8.4.  Other Benefits...................................................    8
    8.5.  Offset...........................................................    8
    8.6.  Non-assignability................................................    8
    8.7.  Notice...........................................................    8
    8.8.  Governing Laws...................................................    8
    8.9.  Gender and Number................................................    8
    8.10. Severability.....................................................    8

I. GENERAL

  1.1. Purpose. The purposes of the Plan are to retain officers and other key employees, to support the achievement of the Company's strategic business objectives, and to encourage increased ownership of Company stock by officers and other key employees by providing to such persons competitive long-term incentive opportunities that are linked to the profitability of the Company's business and increases in stockholder value.

  1.2. Effective Date. The Plan shall become effective as of January 1, 1996, subject to its approval by the Company's stockholders.

II. DEFINITIONS

  2.1. "Beneficiary" means the person or persons so designated by a Participant pursuant to Section 5.4.

  2.2. "Board of Directors" means the Board of Directors of the Company.

  2.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  2.4. "Committee" means the committee referred to in Section 6.1.

  2.5. "Common Stock" means common stock, par value $.01 per share, of the Company.

  2.6. "Company" means Borg-Warner Security Corporation, a Delaware corporation.

  2.7. "Covered Employee" means any Participant who is or may be a "covered employee," within the meaning of Section 162(m)(3) of the Code, in the year in which the payment of any shares of Common Stock in satisfaction of a Performance Share award will be taxable to such Participant.

  2.8. "Disability" shall have the same meaning as under the Company-sponsored long-term disability plan under which the applicable Participant is then eligible to participate.

  2.9. "Disinterested Person" means a member of the Board of Directors who qualifies as (i) a "disinterested person," as defined in Rule 16b-3(c)(2), as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities Exchange Commission, and as (ii) an "outside director," as defined in Section 1.162-27(e)(3) of the Treasury Regulations issued under Section 162(m) of the Code, or any successor definition adopted by the Department of the Treasury.

  2.10. "Eligibility Period" means a period, as determined by the Committee pursuant to Section 4.1.

  2.11. "Fair Market Value" means as of any given date the mean between the highest and lowest reported sales prices of Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which such Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of such Common Stock shall be determined by the Committee in good faith.

  2.12. "Normal Retirement" means termination of employment after attainment of age 65. However, the Committee, within its discretion, may determine that a Participant who terminates employment prior to age 65 has terminated by virtue of Normal Retirement.

  2.13. "Participant" means a person who is designated, pursuant to Article III, to be eligible to receive benefits under the Plan.

  2.14. "Performance Goals" means the performance standards established by the Committee pursuant to Section 4.4.

  2.15. "Performance Period" means a period of service, as determined pursuant to Section 4.2, over which the extent of achievement of established Performance Goals will be measured. For purposes of applying to Covered Employees the various rules of the performance-based compensation exemption under Section 162(m)(4)(C) of the Code and the Treasury Regulations issued thereunder, the Performance Period shall be the "period of service to which the Performance Goals relate" (as defined in Treasury Regulation Section 1.162-27(e)(2)).

  2.16. "Performance Share" means an award, designated in terms of a share of Common Stock, granted pursuant to the Plan.

  2.17. "Plan" means this Borg-Warner Security Corporation Performance Share Plan, as amended from time to time.

  2.18. "Pro-rated" or "Pro-rata" means, for purposes of determining the amount of Common Stock payable to a Participant whose eligibility to participate in the Plan with respect to an Eligibility Period ceases prior to the end of such Eligibility Period for any of the reasons described in Section
3.2 or subsection (a), (b), or (c) of Section 5.3, the percentage to be applied to the Common Stock that would have been payable at the end of the Performance Period to such Participant if he had been eligible to participate for the entire Eligibility Period. Such percentage shall equal the number of months (rounded to the nearest whole month) of the Eligibility Period during which the Participant was designated by the Committee as eligible to participate in the Plan divided by the number of months (rounded to the nearest whole month) in such Eligibility Period. A Participant who, pursuant to Section 3.2, is designated as eligible to participate in the Plan after the applicable Eligibility Period has commenced, shall, for purposes of this
Section 2.18, be deemed to have been eligible as of the beginning of such Eligibility Period; provided, however, that the Committee shall, in accordance with its authority under Section 4.8, have the discretion to reduce the Pro-rated Common Stock award that is otherwise payable to such Participant to account for such late commencement of participation.

III. ELIGIBILITY AND PARTICIPATION

  3.1. Eligibility. Participation in the Plan shall be limited to officers and other key employees of the Company or any of its subsidiaries or other affiliates who are designated to be eligible by the Committee.

  3.2. Participation in Performance Share Awards. The Committee will determine the persons who will participate for each Eligibility Period under the Plan. Subject to Section 4.3, after an Eligibility Period has commenced, persons may be designated as eligible to participate in the Plan with respect to such Eligibility Period. Persons who have been selected for participation in a given Eligibility Period may subsequently be designated as ineligible to participate in the Plan for the remainder of such Eligibility Period. Such persons may remain eligible to receive Pro-rated distributions of Common Stock with respect to such Eligibility Period, as determined by the Committee in its sole discretion. The grant of Performance Shares with respect to a Performance Period contained in any Eligibility Period does not guarantee participation in subsequent Eligibility Periods.

IV. PLAN DESIGN

  4.1. Eligibility Period. An Eligibility Period is a certain period of time, as determined by the Committee, over which eligibility to receive benefits under the Plan shall be measured. The initial Eligibility Period under the Plan shall begin on January 1, 1996 and terminate on December 31, 1998. Subsequent Eligibility Periods under the Plans shall commence and terminate as determined by the Committee in its sole discretion.

  4.2. Performance Period. Each Eligibility Period under the Plan shall include a Performance Period which shall be a specified period of service over which the achievement of applicable Performance Goals will be measured. The initial Performance Period under the Plan shall begin on January 1, 1998 and terminate on December 31, 1998. Subsequent Performance Periods shall commence and terminate as determined by the Committee; provided that each such Performance Period shall commence coincident with or after the commencement of the corresponding Eligibility Period and shall terminate coincident with or prior to the termination of the corresponding Eligibility Period.

  4.3. Performance Share Awards. On or about the commencement of each Eligibility Period under the Plan, the Committee shall establish and grant Performance Shares to each Participant in the Plan for such Eligibility Period. The Committee may also grant Performance Shares to persons determined to be eligible for participation after the commencement of any Eligibility Period. Notwithstanding the foregoing, no Performance Shares shall be granted to Covered Employees on or after the 90th day of the Performance Period contained within the applicable Eligibility Period or, if earlier, after 25% of such Performance Period has elapsed. Performance Shares must be granted to Covered Employees at a time when the outcome of the Performance Goals established or to be established for the applicable Performance Period is substantially uncertain. The Performance Shares granted to any Covered Employee and the terms and conditions applicable to such Performance Shares must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences. Each grant of Performance Shares under the Plan shall be evidenced by a written "Notice of Award," which shall be signed by an authorized officer of the Company and by the Participant and shall contain such terms and conditions as are approved by the Committee. Such terms and conditions need not be the same in all cases.

  4.4. Performance Goals.

    (a) Performance Goals with respect to each Performance Period shall be established by the Committee. The Committee may in its discretion adjust the terms of such Performance Goals; provided that Performance Goals applied to Covered Employees ("Covered Employees' Performance Goals") shall not be adjusted on or after the 90th day of the applicable Performance Period or, if earlier, after 25% of the applicable Performance Period has elapsed. No Covered Employees' Performance Goals shall be adjusted at a time when the outcome of such Performance Goals is no longer substantially uncertain. Covered Employees' Performance Goals must be finalized in writing by the Committee on or prior to the applicable adjustment deadline described in the preceding sentences.

    (b) The Performance Goals set by the Committee shall be based on specified criteria as determined by the Committee, which shall specify the manner in which such Performance Goals shall be calculated. Covered Employees' Performance Goals shall be based on objective business criteria, which shall include one or more of the following: earnings per share, total shareholder return, return on equity, return on capital, market share, stock price, sales, costs, net income, cash flow, retained earnings, results of customer satisfaction surveys, customer retention, employee retention, aggregate product price and other product price measures, safety record, service reliability, and operating and maintenance cost management. Performance

  Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations.

    (c) All of the provisions of this Section 4.4 are subject to the requirement that all Covered Employees' Performance Goals shall be objective performance goals satisfying the requirement for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and the Treasury Regulations issued thereunder.

  4.5. Available Common Stock. The maximum number of shares of Common Stock which shall be available for distribution in satisfaction of awards under the Plan during its term shall not exceed 400,000, subject to adjustment as provided in Section 4.6. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

  4.6. Adjustment to Shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to Common Stock or other change in corporate structure affecting such Common Stock, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan or in the number and kind of shares subject to outstanding Performance Share grants under the Plan. The Committee shall make such substitutions or adjustments as in its discretion it determines to be appropriate and equitable to prevent dilution or enlargement of rights hereunder; provided, however, that the number of shares of Common Stock subject to any Performance Share award shall always be a whole number.

  4.7. Maximum Award. The maximum number of shares of Common Stock that may be issued to any Covered Employee with respect to any Eligibility Period pursuant to any Performance Share award is 95,000 (subject to adjustment as provided in Section 4.6). This limit includes any portion or amount of Common Stock that is withheld for taxes (as described in Section 5.2).

  4.8. Committee Discretion to Adjust Awards. At any time prior to the time the Committee determines, pursuant to Section 5.1, the amount of shares of Common Stock that are to be paid to any Participant in satisfaction of a Performance Share award hereunder, the Committee shall have the authority to modify, amend, or adjust the terms and conditions of such Performance Share award, the terms and conditions of the corresponding Performance Goals, and/or the amount of Common Stock payable. However, the Committee shall have no authority to increase directly or indirectly or to otherwise adjust upwards the amount of Common Stock payable to a Covered Employee with respect to a particular Performance Share award or to take any other action to the extent that such action or the Committee's ability to take such action would cause any payment under the Plan to any Covered Employee to fail to qualify as "performance-based compensation" within the meaning of Code Section 162(m)(4) and the Treasury Regulations issued thereunder.

V. PAYMENT

  5.1. Committee Determination of Common Stock Payable. After a Performance Period has ended, each Participant who has been granted Performance Shares and satisfied the Performance Goals with respect to such Performance Period shall be entitled to receive a specified percentage of the value thereof in shares of Common Stock as determined by the Committee. The Committee shall determine the extent to which the Performance Goals set pursuant to Section 4.4 have been met, the applicable percentage (which may exceed 100%) to be applied, and applying such percentage, the number of shares of Common Stock to be received by the Participant (as Pro-rated in accordance with Sections 2.18, 3.2, and/or 5.3, if applicable). With respect to Performance Shares granted to Covered Employees, no payment of Common Stock shall be made hereunder prior to written certification by the Committee that the applicable Performance Goal or Goals have been satisfied to a particular extent for the Performance Period, and no Common Stock shall be awarded unless a preestablished minimum level of achievement of the Performance Goals has been met. The date on which the Committee determines the number of shares of Common Stock payable to a Participant shall be the date on which such Participant will become the owner of such shares, regardless of when the underlying stock certificate or certificates are actually delivered to such Participant, and such Participant will enjoy all rights of ownership of such shares of Common Stock as of that date (the "Ownership Date").

  5.2. Timing and Form of Payment. Shares of Common Stock payable to Participants pursuant to Section 5.1 shall be distributed as follows:

    (a) Shares of Common Stock to be distributed shall be converted to a dollar amount equal to the number of such shares multiplied by the Fair Market Value of Common Stock on the Ownership Date.

    (b) The Company shall have the right to deduct from all Common Stock distributions hereunder any federal, state, or local taxes required by law to be withheld with respect to such distributions. Accordingly, the amount of federal, state, and/or local taxes required to be withheld by the Company with respect to the dollar amount determined pursuant to subsection
  (a) above shall, for purposes of satisfying these withholding obligations, be deducted from this dollar amount and paid by the Company to the appropriate taxing authorities.

    (c) The remainder of this dollar amount shall be paid to the Participant in shares of Common Stock as soon as practicable following the end of the Performance Period. The number of shares distributed shall be determined by dividing the remaining dollar amount by the Fair Market Value of Common Stock on the Ownership Date.

  5.3. Distribution upon Termination of Employment.

    (a) Death. If a Participant in the Plan dies before the end of an Eligibility Period for which Performance Shares have been granted to him, such Participant's Beneficiary will be eligible for a Pro-rated portion of the shares of Common Stock that would have otherwise been payable to the Participant after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Beneficiary in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

    (b) Disability. If a Participant in the Plan, upon becoming Disabled, terminates employment with the Company before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the shares of Common Stock that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

    (c) Normal Retirement. If a Participant in the Plan terminates employment upon attaining Normal Retirement before the end of an Eligibility Period for which Performance Shares have been granted to him, the Participant will be eligible for a Pro-rated portion of the shares of Common Stock that would have otherwise been payable to him after the end of the applicable Performance Period. This distribution, if any is payable, will be made to the Participant in the same form and at the same time that all other Participants under the Plan receive their distributions with respect to that Performance Period.

    (d) Other Termination of Employment. If, before the end of an Eligibility Period for which Performance Shares have been granted to him, a Participant in the Plan incurs a termination of employment for any reason other than those specified in subsections (a)-(c) of this Section 5.3, whether voluntary or involuntary, he shall forfeit all rights to receive any payment of shares of Common Stock with respect to such Eligibility Period.

  5.4. Beneficiary Designation. A Participant may designate a Beneficiary who is to receive, upon his death, the distributions that otherwise would have been paid to him. All designations shall be in writing and shall be effective only if and when delivered to the Director of the Compensation Department of the Company during the lifetime of the Participant. If a Participant designates a Beneficiary without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in all of the distribution whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate.

  A Participant may from time to time during his lifetime change his Beneficiary by a written instrument delivered to the Director of the Compensation Department of the Company. In the event a Participant shall not designate a Beneficiary as aforesaid, or if for any reasons such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participant shall be paid to his estate, and in such event the term "Beneficiary" shall include his estate.

  5.5. Securities Exchange Act of 1934 Restrictions. Notwithstanding any other provisions of the Plan, to the extent necessary to exempt Common Stock distributions under the Plan from the short-swing liability provisions of
Section 16(b) of the Securities Exchange Act of 1934 by complying with Rule 16b-3 or any other applicable rule or regulation thereunder, Common Stock acquired by Participants in satisfaction of Performance Share awards hereunder must not be sold for at least six months after its acquisition, except in the case of the acquisition of such Common Stock hereunder upon the Disability or death of a Participant.

VI. ADMINISTRATION

  6.1. Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors, or such other Committee of the Board of Directors, composed exclusively of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board of Directors. The Committee may designate person(s) who are Company employees to oversee the day to day administration of the Plan.

  6.2. General Rights, Powers, and Duties of Committee. The Committee shall be responsible for the management, operation, and administration of the Plan. Subject to the limitations contained in Section 4.8 and to the remaining terms of the Plan, the Committee shall, in addition to those provided elsewhere in the Plan, have the following powers, rights, and duties:

    (a) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

    (b) To direct the payment of benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

    (c) To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

  The Committee shall also have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any Notice of Award or other agreement relating thereto), and to otherwise supervise the administration of the Plan.

  Any determination made by the Committee pursuant to the provisions of the Plan with respect to any grants, payments, or other transactions under the Plan shall be made in the sole discretion of the Committee at the time of the grant, payment, or other transaction or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

  6.3. Information to be Furnished to Committee. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information and execute such documents as the Committee requests.

  6.4. Responsibility and Indemnification. No member of the Committee or of the Board of Directors or any person who is designated to oversee the day to day administration of the Plan (as provided in Section 6.1) shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer, or employee of the Company within the scope of his Company duties. Each member of the Committee shall be indemnified and held harmless by the Company for any liability arising out of the administration of the Plan, to the maximum extent permitted by law.

VII. AMENDMENT AND TERMINATION

  7.1. Amendment. The Plan may be amended in whole or in part by the Company, by action of the Board of Directors, at any time. The Committee reserves the unilateral right to change any rule under the Plan if it deems such a change necessary to avoid the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the Plan. No amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or by agreement.

  7.2. Company's Right to Terminate. The Company reserves the sole right to terminate the Plan, by action of the Board of Directors, at any time.

VIII. MISCELLANEOUS

  8.1. No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

  8.2. No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

  8.3. No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, shall obligate the Participant to continue in the service of the Company, or shall serve as a limitation of the right of the Company to discharge any of its employees, with or without cause. Nothing herein shall be construed as fixing or regulating the compensation payable to the Participant.

  8.4. Other Benefits. No Common Stock paid under the Plan shall be considered compensation for purposes of computing benefits under any "employee benefit plan" (as defined in Section 3(3) of ERISA) of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect (except as provided to the contrary in such Company plan).

  8.5. Offset. If, at the time payments are to be made hereunder, the Participant or the Beneficiary or both are indebted or obligated to the Company, then the payments under the Plan remaining to be made to the Participant or the Beneficiary or both may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation, provided, however, that an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation.

  8.6. Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage, or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any payable hereunder or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable prior to actual payment shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

  8.7. Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or sent by facsimile to the Company at its principal office, directed to the attention of the Committee c/o the Director of the Compensation Department of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or facsimile, as of the date shown on the postmark, facsimile, or the receipt for registration or certification.

  8.8. Governing Laws. The Plan and all awards made and actions taken under the Plan shall be governed and construed according to the laws of the State of Delaware.

  8.9. Gender and Number. Where appropriate, references in this Plan to the masculine shall include the feminine, and references to the singular shall include the plural.

  8.10. Severability. In the event any provision of the Plan shall be held legally invalid for any reasons, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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
     [____]

   1. ELECTION OF DIRECTORS        FOR all nominees   [_]               WITHHOLD AUTHORITY to vote   [_]        *EXCEPTIONS   [_]
                                   listed below                         for all nominees listed below

      Directors to serve for a term expiring in 1997: Arthur F. Golden, Andrew McNally IV
      Directors to serve for a term expiring in 1999: Robert A. McCabe, Alexis P. Michas, Donald C. Trauscht
      (INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name in the space provided below.)
      *Exceptions
                  --------------------------------------------------------------------------------------------------------------

   2. To amend the Company's 1993 Stock Incentive Plan.                3. To adopt the Company's Performance Share Plan.

      FOR   [_]      AGAINST   [_]      ABSTAIN   [_]                     FOR   [_]      AGAINST   [_]      ABSTAIN   [_]


   4. To ratify the appointment of Deloitte & Touche LLP               5. To transact such other business as may properly come
      as independent auditors for the Company for 1996.                   before the meeting or any adjournment or
                                                                          postponement thereof.
      FOR   [_]      AGAINST   [_]      ABSTAIN   [_]
                                                                                           Address Change
                                                                                           And/or Comments   [_]
                                                                                           Mark Here

                                                                       Please sign exactly as your name appears hereon. When
                                                                       shares are held by joint tenants, both should sign.
                                                                       When signing as attorney, executor, administrator,
                                                                       trustee or guardian, please give full title as such,
                                                                       if a corporation, please sign in full corporate name
                                                                       by an authorized officer. If a partnership, please sign
                                                                       in partnership name by authorized person.

                                                                       Dated:                                       1996
                                                                              -------------------------------------

                                                                              -------------------------------------
                                                                                            Signature

                                                                              -------------------------------------
                                                                                    Signature, if held jointly

   Please Sign, Date and Return the Proxy Card Promptly                             Votes must be indicated     [_]
   Using the Enclosed Envelope.                                                     (x) In Black or Blue ink.
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                                                 BORG-WARNER SECURITY CORPORATION
                                           ANNUAL MEETING OF STOCKHOLDERS APRIL 16, 1996

     The Annual Meeting of Stockholders of Borg-Warner Security Corporation will be held on Tuesday, April 16, 1996, at 10:00
   a.m. at the Company's headquarters located at 200 South Michigan Avenue, Chicago, Illinois, for the purposes described on the reverse side.

     Only stockholders at the close of business on March 5, 1996 will be entitled to vote at the meeting or any adjournment or postponement thereof.

     This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints each of J. Joe Adorjan and
   Edwin L. Lewis III as Proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Borg-Warner Security Corporation held of record by the undersigned on
   March 5, 1996 at the annual meeting of stockholders to be held on April 16, 1996 or any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN
   TO ATTEND THE MEETING IN PERSON, YOUR VOTE IS IMPORTANT.

   This proxy when duly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted for all proposals.

                                                                           BORG-WARNER SECURITY CORPORATION
   (Continued, and to be dated and signed on the reverse side.)            P.O. BOX 11195
                                                                           NEW YORK, N.Y. 10203-0195


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